Exhibit 99.1

Equinix Reports Fourth Quarter And Full Year 2020 Results

World's Digital Infrastructure Company™ Delivers 18th Year of Consecutive Quarterly Revenue Growth

REDWOOD CITY, Calif., Feb. 10, 2021 /PRNewswire/ --

  2020 annual revenues increased 8% year-over-year on both an as-reported and normalized and constant currency basis to approximately $6 billion. This represents the company's 72nd consecutive quarter of revenue growth
  Delivered record channel bookings in Q4, accounting for more than 35% of total bookings
  Continues to expand platform, building across 44 projects in 30 markets and 20 countries

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company, today reported results for the quarter and year ended December 31, 2020. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

2020 Results Summary

  Revenues
    $5.999 billion, an 8% increase over the previous year on both an as-reported and normalized and constant currency basis
  Operating Income
    $1.053 billion, a 10% decrease from the previous year, and an operating margin of 18%, in part due to increased acquisition costs and the prior year's gain on sale of assets contributed to the EMEA joint venture
  Adjusted EBITDA
    $2.853 billion, a 48% adjusted EBITDA margin
    Includes $17 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $370 million, a 27% decrease from the previous year, primarily due to acquisition costs and losses on debt extinguishment related to balance sheet refinancing initiatives
    $4.18 per share, a 30% decrease from the previous year
  AFFO and AFFO per Share
    $2.189 billion, a 13% increase over the previous year or 18% on a normalized and constant currency basis
    $24.76 per share, a 9% increase over the previous year or 12% on a normalized and constant currency basis
    Includes $17 million of integration costs

2021 Annual Guidance Summary

  Revenues
    $6.580 - $6.640 billion, a 10 - 11% increase over the previous year or a normalized and constant currency increase of 7 - 8%
  Adjusted EBITDA
    $3.067 - $3.127 billion, a 47% adjusted EBITDA margin
    Includes operational efficiencies offset by investment in new products and services, including xScaleTM, scaling the business and expansion drag
    Assumes $30 million of integration costs
  AFFO and AFFO per Share
    $2.413 - $2.463 billion, an increase of 10 - 12% over the previous year or a normalized and constant currency increase of 9 - 11%
    $26.72 - $27.28 per share, an increase of 8 - 10% over the previous year on both an as-reported and normalized and constant currency basis. This guidance excludes any capital market activities the company may undertake in the future
    Assumes $30 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote

Charles Meyers, President and CEO, Equinix:

"While 2020 brought about a landscape of challenges and change, Equinix continued to innovate and adapt, serving as a trusted partner to our customers on their digital transformation journey. We continued to extend our market leadership, delivering approximately $6 billion of revenue and driving healthy growth both on the top-line and at the per-share level. As we look ahead, I am as optimistic as ever about our business and the expanding opportunity to serve our customers, partners and shareholders as the world's digital infrastructure company."

Business Highlights

  Equinix continues to invest in its platform services, introducing new product capabilities and expanding market availability, helping to lower the barriers to entry and improving the value of digital transformation for new and existing customers:
    On October 6, Equinix launched the availability of Equinix Metal™, a fully automated and interconnected Bare Metal as a Service offering. Today, Equinix Metal is available in eight global metros and is expected to be available in 18 global metros in early 2021.
    On December 8, Equinix introduced transformative capabilities on Equinix FabricTM and Network Edge, which ease the way enterprises connect their digital infrastructure. With these new capabilities, Equinix Fabric now has native integration built into both Network Edge and Equinix Metal over the Equinix platform and is available in 49 strategic metros across five continents.
  Equinix continued to expand the reach of its global platform and operates across 63 metros in 26 countries. In 2020, Equinix completed 16 new expansions, its most active build year ever, with a sizeable expansion roadmap planned for 2021 to meet growing customer demand. New expansions planned in 2021 include the Geneva, Genoa, Madrid, Manchester, Muscat, New York and Osaka metros, with 44 large projects underway across 30 markets and 20 countries.
  Interconnection revenues grew 14% year-over-year on a normalized and constant currency basis driven by strong customer adoption of Equinix Fabric, good traction in internet exchange markets and solid interconnection net adds. Today, Equinix has the most comprehensive global interconnection platform, now comprising over 392,000 physical and virtual interconnections. In Q4, Equinix added 7,700 interconnections, more interconnections than its next 15 competitors combined, driven by continued strength in network and cloud connectivity. Equinix Internet Exchange® experienced peak traffic, up 8% quarter-over-quarter and 43% year-over-year, driven by cloud, content and gaming segments.
  In Q4, the Network vertical achieved record bookings, driven by telecom carriers upgrading their core and edges to address the shifting traffic patterns resulting from the pandemic, as well as continued strength in enterprise resale. The Financial Services vertical also achieved a record quarter, led by wins and expansions with multinational financial services companies, with particular strength in the Americas region, including the greater New York City metro.
  Equinix continues its indirect selling initiatives, as the company pursues high-value strategic channel partnerships. In Q4, channel activity accounted for approximately 35% of bookings. Strength was driven by Equinix's hyperscale and technology alliance partners, with wins across a wide range of industry segments with projects focused on digital transformation efforts, as well as COVID-19 pandemic responses.
  Equinix continues to make significant progress with the company's hyperscale strategy with eight projects currently underway across all three regions and a strong pipeline of customer demand. In Q4, Equinix completed the formation of another greater than US$1.0 billion joint venture in the form of a limited liability partnership with GIC, Singapore's sovereign wealth fund, to develop and operate xScaleTM data centers in Japan.

COVID-19 Update

Many of Equinix's International Business ExchangeTM (IBX®) data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the COVID-19 pandemic, and all IBX data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented during the COVID-19 pandemic to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities. These include implementing tools such as an appointment-based system to control timing and frequency of visits and encouraging customers to leverage IBX technicians via Smart Hands® in order to restrict visits and minimize the number of people and the amount of time spent in the IBX data centers. For the health and safety of Equinix employees, the company's corporate offices were closed in March 2020, and non-IBX employees across the globe were instructed to work from home until further notice. A phased plan has been announced for a return-to-office for non-IBX attached sites, and the company has been following this plan to open certain offices with occupancy limits as local conditions allow. Additionally, the company has decided to continue to limit employee travel and has made the decision to either postpone or virtualize global events in response to the COVID-19 pandemic.

Looking ahead, the full impact of the COVID-19 pandemic on the company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of the COVID-19 pandemic on Equinix and the company's response thereto will be provided in the upcoming Form 10-K for the year ended December 31, 2020.

Business Outlook

For the first quarter of 2021, Equinix expects revenues to range between $1.587 and $1.607 billion, an increase of 2% quarter-over-quarter at the midpoint or approximately 1% on a normalized and constant currency basis, including a step-down in non-recurring revenue due to timing of customer installations. This guidance includes a foreign currency benefit of $17 million when compared to the average FX rates in Q4 2020. Adjusted EBITDA is expected to range between $737 and $757 million, which includes a $9 million foreign currency benefit when compared to the average FX rates in Q4 2020, and higher seasonal salary and benefit costs of $14 million attributed to the FICA reset. Adjusted EBITDA includes $9 million of integration costs related to acquisitions. Recurring capital expenditures are expected to range between $17 and $27 million.

For the full year of 2021, total revenues are expected to range between $6.580 and $6.640 billion, a 10 - 11% increase over the previous year, or a normalized and constant currency increase of 7 - 8%. This guidance includes a foreign currency benefit of $106 million when compared to the average FX rates in 2020. Adjusted EBITDA is expected to range between $3.067 and $3.127 billion, an adjusted EBITDA margin of 47%. This adjusted EBITDA includes the impact from strategic investments and a foreign currency benefit of $56 million when compared to the average FX rates in 2020. For the year, the company expects to incur $30 million in integration costs related to acquisitions. AFFO is expected to range between $2.413 and $2.463 billion, an increase of 10 - 12% over the previous year, or a normalized and constant currency increase of 9 - 11%. This AFFO guidance includes $30 million in integration costs related to acquisitions. AFFO per share is expected to range between $26.72 and $27.28, an increase of 8 - 10% over the previous year on both an as-reported and normalized and constant currency basis. This guidance excludes any capital market activities the company may undertake in the future. Non-recurring capital expenditures, excluding xScale-related costs, are expected to range between $2.125 and $2.315 billion and recurring capital expenditures are expected to approximate $180 million. xScale capital expenditures are expected to approximate $250 million.

The U.S. dollar exchange rates used for 2021 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.19 to the Euro, $1.33 to the Pound, S$1.32 to the U.S. dollar, ¥103 to the U.S. dollar and R$5.19 to the U.S. dollar. The Q4 2020 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 10%, 7%, 7% and 2%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2020 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2020, along with its future outlook, in its quarterly conference call on Wednesday, February 10, 2021, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, April 28, 2021, by dialing 1-203-369-1057 and entering passcode (2021). In addition, the webcast will be available on the company's website at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Recurring revenues	$1,466,126	$1,432,072	$1,337,977	$5,658,030	$5,238,186
Non-recurring revenues	97,989	87,695	79,158	340,515	323,954
Revenues	1,564,115	1,519,767	1,417,135	5,998,545	5,562,140
Cost of revenues	830,735	767,979	725,636	3,074,340	2,810,184
Gross profit	733,380	751,788	691,499	2,924,205	2,751,956
Operating expenses:
Sales and marketing	187,055	172,727	160,556	718,356	651,046
General and administrative	293,144	279,350	245,504	1,090,981	935,018
Transaction costs	24,948	5,840	16,545	55,935	24,781
Impairment charges	—	7,306	(233)	7,306	15,790
Gain on asset sales	(373)	(1,785)	(43,847)	(1,301)	(44,310)
Total operating expenses	504,774	463,438	378,525	1,871,277	1,582,325
Income from operations	228,606	288,350	312,974	1,052,928	1,169,631
Interest and other income (expense):
Interest income	1,244	1,452	7,532	8,654	27,697
Interest expense	(90,912)	(99,736)	(117,617)	(406,466)	(479,684)
Other income (expense)	(2,697)	162	12,336	6,913	27,778
Loss on debt extinguishment	(44,001)	(93,494)	(52,758)	(145,804)	(52,825)
Total interest and other, net	(136,366)	(191,616)	(150,507)	(536,703)	(477,034)
Income before income taxes	92,240	96,734	162,467	516,225	692,597
Income tax expense	(41,304)	(29,903)	(37,632)	(146,151)	(185,352)
Net income	50,936	66,831	124,835	370,074	507,245
Net (income) loss attributable to non-controlling interests	58	(144)	160	(297)	205
Net income attributable to Equinix	$50,994	$66,687	$124,995	$369,777	$507,450
Net income per share attributable to Equinix:
Basic net income per share	$0.57	$0.75	$1.47	$4.22	$6.03
Diluted net income per share	$0.57	$0.74	$1.46	$4.18	$5.99
Shares used in computing basic net income per share	89,113	88,806	85,289	87,700	84,140
Shares used in computing diluted net income per share	89,726	89,519	85,831	88,410	84,679

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$50,936	$66,831	$124,835	$370,074	$507,245
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	481,625	299,441	283,185	548,560	(58,334)
Unrealized loss on cash flow hedges	(27,824)	(33,842)	(22,928)	(82,790)	(3,842)
Net investment hedge CTA gain (loss)	(265,340)	(227,101)	(154,596)	(444,553)	73,294
Net actuarial gain (loss) on defined benefit plans	8	22	(22)	85	(48)
Total other comprehensive income, net of tax	188,469	38,520	105,639	21,302	11,070
Comprehensive income, net of tax	239,405	105,351	230,474	391,376	518,315
Net (income) loss attributable to non-controlling interests	58	(144)	160	(297)	205
Other comprehensive (income) loss attributable to non-controlling interests	(36)	(30)	(16)	(57)	19
Comprehensive income attributable to Equinix	$239,427	$105,177	$230,618	$391,022	$518,539

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,604,869	$1,869,577
Short-term investments	4,532	10,362
Accounts receivable, net	676,738	689,134
Other current assets	355,016	303,543
Total current assets	2,641,155	2,872,616
Property, plant and equipment, net	14,503,084	12,152,597
Operating lease right-of-use assets	1,475,057	1,475,367
Goodwill	5,472,553	4,781,858
Intangible assets, net	2,170,945	2,102,389
Other assets	776,047	580,788
Total assets	$27,038,841	$23,965,615
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$876,862	$760,718
Accrued property, plant and equipment	301,155	301,535
Current portion of operating lease liabilities	154,207	145,606
Current portion of finance lease liabilities	137,683	75,239
Current portion of mortgage and loans payable	82,289	77,603
Current portion of senior notes	150,186	643,224
Other current liabilities	354,368	153,938
Total current liabilities	2,056,750	2,157,863
Operating lease liabilities, less current portion	1,308,627	1,315,656
Finance lease liabilities, less current portion	1,784,816	1,430,882
Mortgage and loans payable, less current portion	1,287,254	1,289,434
Senior notes, less current portion	9,018,277	8,309,673
Other liabilities	948,999	621,725
Total liabilities	16,404,723	15,125,233
Common stock	89	86
Additional paid-in capital	15,028,357	12,696,433
Treasury stock	(122,118)	(144,256)
Accumulated dividends	(5,119,274)	(4,168,469)
Accumulated other comprehensive loss	(913,368)	(934,613)
Retained earnings	1,760,302	1,391,425
Total Equinix stockholders' equity	10,633,988	8,840,606
Non-controlling interests	130	(224)
Total stockholders' equity	10,634,118	8,840,382
Total liabilities and stockholders' equity	$27,038,841	$23,965,615

Ending headcount by geographic region is as follows:
Americas headcount	4,599	3,672
EMEA headcount	3,405	2,941
Asia-Pacific headcount	2,009	1,765
Total headcount	10,013	8,378

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019

Finance lease liabilities	$1,922,499	$1,506,121

Term loans	1,288,779	1,282,302
Mortgage payable and other loans payable	80,764	84,735
Plus: debt discount and issuance costs, net	1,427	3,081
Total mortgage and loans payable principal	1,370,970	1,370,118

Senior notes	9,168,463	8,952,897
Plus: debt issuance costs	92,773	78,030
Less: debt premium	(186)	(1,716)
Total senior notes principal	9,261,050	9,029,211

Total debt principal outstanding	$12,554,519	$11,905,450

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Cash flows from operating activities:
Net income	$50,936	$66,831	$124,835	$370,074	$507,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	378,859	362,286	328,295	1,427,010	1,285,296
Stock-based compensation	79,361	75,248	62,126	294,952	236,539
Amortization of debt issuance costs and debt discounts and premiums	3,951	3,884	3,613	15,739	13,042
Loss on debt extinguishment	44,001	93,494	52,758	145,804	52,825
Gain on asset sales	(373)	(1,785)	(43,847)	(1,301)	(44,310)
Impairment charges	—	7,306	(233)	7,306	15,790
Other items	(158)	(2,518)	3,831	18,071	19,620
Changes in operating assets and liabilities:
Accounts receivable	63,516	(23,871)	96,480	25,412	(26,909)
Income taxes, net	(2,448)	(32,054)	(40,649)	(22,641)	32,495
Accounts payable and accrued expenses	21,955	61,410	(34,588)	57,801	(27,928)
Operating lease right-of-use assets	39,039	38,319	40,805	153,650	149,031
Operating lease liabilities	(35,472)	(35,300)	(40,032)	(142,863)	(152,091)
Other assets and liabilities	42,981	(81,088)	(23,724)	(39,188)	(67,917)
Net cash provided by operating activities	686,148	532,162	529,670	2,309,826	1,992,728
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(62,099)	3,969	(5,776)	(98,411)	(20,523)
Business acquisitions, net of cash and restricted cash acquired	(702,024)	—	—	(1,180,272)	(34,143)
Purchases of real estate	(75,720)	(41,895)	(104,865)	(200,182)	(169,153)
Purchases of other property, plant and equipment	(834,330)	(565,285)	(714,561)	(2,282,504)	(2,079,521)
Proceeds from asset sales	334,397	—	358,656	334,397	358,773
Net cash used in investing activities	(1,339,776)	(603,211)	(466,546)	(3,426,972)	(1,944,567)

Cash flows from financing activities:
Proceeds from employee equity awards	—	31,727	—	62,118	52,018
Payment of dividend distributions	(237,756)	(240,690)	(210,360)	(947,933)	(836,164)
Proceeds from public offering of common stock, net of offering costs	—	196,477	—	1,981,375	1,660,976
Proceeds from loans payable	—	—	—	750,790	—
Proceeds from senior notes, net of debt discounts	1,845,891	—	2,797,906	4,431,627	2,797,906
Repayment of finance lease liabilities	(40,842)	(31,765)	(63,701)	(115,288)	(126,486)
Repayment of mortgage and loans payable	(20,857)	(19,431)	(19,431)	(829,466)	(73,227)
Repayment of senior notes	(1,923,000)	(1,947,050)	(2,056,289)	(4,363,761)	(2,206,289)
Debt extinguishment costs	(29,296)	(77,785)	(43,311)	(111,700)	(43,311)
Debt issuance costs	(15,970)	—	(23,341)	(42,236)	(23,341)
Other financing activities	—	—	—	—	—
Net cash provided by (used in) financing activities	(421,830)	(2,088,517)	381,473	815,526	1,202,082
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	35,065	18,513	21,883	40,702	8,766
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,040,393)	(2,141,053)	466,480	(260,918)	1,259,009
Cash, cash equivalents and restricted cash at beginning of period	2,666,088	4,807,141	1,420,133	1,886,613	627,604
Cash, cash equivalents and restricted cash at end of period	$1,625,695	$2,666,088	$1,886,613	$1,625,695	$1,886,613
Supplemental cash flow information:
Cash paid for taxes	$27,385	$55,473	$47,507	$143,934	$136,583
Cash paid for interest	$132,034	$115,174	$141,140	$498,408	$553,815

Free cash flow (negative free cash flow) (1)	$(591,529)	$(75,018)	$68,900	$(1,018,735)	$68,684

Adjusted free cash flow (adjusted negative free cash flow) (2)	$186,215	$(33,123)	$173,765	$361,719	$271,980

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$686,148	$532,162	$529,670	$2,309,826	$1,992,728
Net cash used in investing activities as presented above	(1,339,776)	(603,211)	(466,546)	(3,426,972)	(1,944,567)
Purchases, sales and maturities of investments, net	62,099	(3,969)	5,776	98,411	20,523
Free cash flow (negative free cash flow)	$(591,529)	$(75,018)	$68,900	$(1,018,735)	$68,684

(2)

We define adjusted free cash flow (adjusted negative free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above)	$(591,529)	$(75,018)	$68,900	$(1,018,735)	$68,684
Less business acquisitions, net of cash and restricted cash acquired	702,024	—	—	1,180,272	34,143
Less purchases of real estate	75,720	41,895	104,865	200,182	169,153
Adjusted free cash flow (adjusted negative free cash flow)	$186,215	$(33,123)	$173,765	$361,719	$271,980

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	Recurring revenues	$1,466,126	$1,432,072	$1,337,977	$5,658,030	$5,238,186
	Non-recurring revenues	97,989	87,695	79,158	340,515	323,954
	Revenues (1)	1,564,115	1,519,767	1,417,135	5,998,545	5,562,140

	Cash cost of revenues (2)	539,667	494,187	477,144	1,991,341	1,851,458
	Cash gross profit (3)	1,024,448	1,025,580	939,991	4,007,204	3,710,682

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	119,805	106,317	100,430	452,800	401,877
	Cash general and administrative expenses (6)	193,241	182,018	163,701	701,506	621,078
	Total cash operating expenses (4)(7)	313,046	288,335	264,131	1,154,306	1,022,955

	Adjusted EBITDA (8)	$711,402	$737,245	$675,860	$2,852,898	$2,687,727

	Cash gross margins (9)	65%	67%	66%	67%	67%

	Adjusted EBITDA margins (10)	45%	49%	48%	48%	48%

	Adjusted EBITDA flow-through rate (11)	(58)%	35%	6%	38%	56%

	FFO (12)	$301,747	$298,183	$304,025	$1,300,630	$1,314,556

	AFFO (13) (14)	$516,965	$579,682	$472,611	$2,189,145	$1,931,122

	Basic FFO per share (15)	$3.39	$3.36	$3.56	$14.83	$15.62

	Diluted FFO per share (15)	$3.36	$3.33	$3.54	$14.71	$15.52

	Basic AFFO per share (15)	$5.80	$6.53	$5.54	$24.96	$22.95

	Diluted AFFO per share(15)	$5.76	$6.48	$5.51	$24.76	$22.81

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$472,227	$450,030	$443,991	$1,820,709	$1,769,654
	Interconnection	161,334	156,677	149,474	622,327	576,709
	Managed infrastructure	36,787	28,954	21,485	120,159	90,262
	Other	5,393	3,911	5,020	19,605	19,743
	Recurring revenues	675,741	639,572	619,970	2,582,800	2,456,368
	Non-recurring revenues	36,361	32,760	33,696	124,958	131,359
	Revenues	$712,102	$672,332	$653,666	$2,707,758	$2,587,727

	EMEA Revenues:

	Colocation	$369,523	$391,773	$359,423	$1,504,770	$1,395,544
	Interconnection	58,345	55,700	44,350	213,490	161,552
	Managed infrastructure	37,883	30,690	28,495	127,722	113,631
	Other	4,561	5,581	3,458	18,738	10,019
	Recurring revenues	470,312	483,744	435,726	1,864,720	1,680,746
	Non-recurring revenues	40,995	34,339	28,063	131,669	125,698
	Revenues	$511,307	$518,083	$463,789	$1,996,389	$1,806,444

	Asia-Pacific Revenues:

	Colocation	$246,864	$236,762	$219,306	$933,522	$857,009
	Interconnection	51,065	48,565	41,180	187,441	155,328
	Managed infrastructure	22,876	22,614	21,795	89,464	88,735
	Other	(732)	815	—	83	—
	Recurring revenues	320,073	308,756	282,281	1,210,510	1,101,072
	Non-recurring revenues	20,633	20,596	17,399	83,888	66,897
	Revenues	$340,706	$329,352	$299,680	$1,294,398	$1,167,969

	Worldwide Revenues:

	Colocation	$1,088,614	$1,078,565	$1,022,720	$4,259,001	$4,022,207
	Interconnection	270,744	260,942	235,004	1,023,258	893,589
	Managed infrastructure	97,546	82,258	71,775	337,345	292,628
	Other	9,222	10,307	8,478	38,426	29,762
	Recurring revenues	1,466,126	1,432,072	1,337,977	5,658,030	5,238,186
	Non-recurring revenues	97,989	87,695	79,158	340,515	323,954
	Revenues	$1,564,115	$1,519,767	$1,417,135	$5,998,545	$5,562,140

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$830,735	$767,979	$725,636	$3,074,340	$2,810,184
	Depreciation, amortization and accretion expense	(283,029)	(265,936)	(241,753)	(1,050,106)	(933,371)
	Stock-based compensation expense	(8,039)	(7,856)	(6,739)	(32,893)	(25,355)
	Cash cost of revenues	$539,667	$494,187	$477,144	$1,991,341	$1,851,458

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$217,170	$196,731	$184,029	$793,601	$729,100
	EMEA cash cost of revenues	199,827	189,423	187,972	754,056	720,890
	Asia-Pacific cash cost of revenues	122,670	108,033	105,143	443,684	401,468
	Cash cost of revenues	$539,667	$494,187	$477,144	$1,991,341	$1,851,458

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$480,199	$452,077	$406,060	$1,809,337	$1,586,064
	Depreciation and amortization expense	(95,830)	(96,350)	(86,542)	(376,904)	(351,925)
	Stock-based compensation expense	(71,323)	(67,392)	(55,387)	(278,127)	(211,184)
	Cash operating expense	$313,046	$288,335	$264,131	$1,154,306	$1,022,955

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$187,055	$172,727	$160,556	$718,356	$651,046
	Depreciation and amortization expense	(48,745)	(48,780)	(47,659)	(192,661)	(192,450)
	Stock-based compensation expense	(18,505)	(17,630)	(12,467)	(72,895)	(56,719)
	Cash sales and marketing expense	$119,805	$106,317	$100,430	$452,800	$401,877

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$293,144	$279,350	$245,504	$1,090,981	$935,018
	Depreciation and amortization expense	(47,085)	(47,570)	(38,883)	(184,243)	(159,475)
	Stock-based compensation expense	(52,818)	(49,762)	(42,920)	(205,232)	(154,465)
	Cash general and administrative expense	$193,241	$182,018	$163,701	$701,506	$621,078

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$195,180	$185,051	$155,561	$728,135	$621,005
	EMEA cash SG&A	74,205	65,444	69,072	268,087	257,574
	Asia-Pacific cash SG&A	43,661	37,840	39,498	158,084	144,376
	Cash SG&A	$313,046	$288,335	$264,131	$1,154,306	$1,022,955

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$228,606	$288,350	$312,974	$1,052,928	$1,169,631
	Depreciation, amortization and accretion expense	378,859	362,286	328,295	1,427,010	1,285,296
	Stock-based compensation expense	79,362	75,248	62,126	311,020	236,539
	Impairment charges	—	7,306	(233)	7,306	15,790
	Transaction costs	24,948	5,840	16,545	55,935	24,781
	Gain on asset sales	(373)	(1,785)	(43,847)	(1,301)	(44,310)
	Adjusted EBITDA	$711,402	$737,245	$675,860	$2,852,898	$2,687,727

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$22,066	$50,657	$136,236	$178,454	$413,936
	Americas depreciation, amortization and accretion expense	195,437	182,899	165,580	731,979	668,727
	Americas stock-based compensation expense	59,956	55,044	44,878	234,015	170,102
	Americas impairment charges	—	—	(233)	—	15,790
	Americas transaction costs	23,634	3,735	13,378	43,922	14,830
	Americas gain on asset sales	(1,341)	(1,785)	(45,763)	(2,348)	(45,763)
	Americas adjusted EBITDA	$299,752	$290,550	$314,076	$1,186,022	$1,237,622

	EMEA income from operations	$118,380	$148,992	$96,453	$531,530	$421,786
	EMEA depreciation, amortization and accretion expense	103,067	101,265	95,264	390,025	354,930
	EMEA stock-based compensation expense	12,139	12,770	10,788	48,151	40,796
	EMEA transaction costs	718	189	2,324	1,490	9,015
	EMEA loss on asset sales	2,971	—	1,916	3,050	1,453
	EMEA adjusted EBITDA	$237,275	$263,216	$206,745	$974,246	$827,980

	Asia-Pacific income from operations	$88,160	$88,701	$80,285	$342,944	$333,909
	Asia-Pacific depreciation, amortization and accretion expense	80,355	78,122	67,451	305,006	261,639
	Asia-Pacific stock-based compensation expense	7,267	7,434	6,460	28,854	25,641
	Asia-Pacific impairment charges	—	7,306	—	7,306	—
	Asia-Pacific transaction costs	596	1,916	843	10,523	936
	Asia-Pacific gain on asset sales	(2,003)	—	—	(2,003)	—
	Asia-Pacific adjusted EBITDA	$174,375	$183,479	$155,039	$692,630	$622,125

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	70%	71%	72%	71%	72%
	EMEA cash gross margins	61%	63%	59%	62%	60%
	Asia-Pacific cash gross margins	64%	67%	65%	66%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	42%	43%	48%	44%	48%
	EMEA adjusted EBITDA margins	46%	51%	45%	49%	46%
	Asia-Pacific adjusted EBITDA margins	51%	56%	52%	54%	53%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$711,402	$737,245	$675,860	$2,852,898	$2,687,727
	Less adjusted EBITDA - prior period	(737,245)	(720,041)	(674,702)	(2,687,727)	(2,413,240)
	Adjusted EBITDA growth	$(25,843)	$17,204	$1,158	$165,171	$274,487

	Revenues - current period	$1,564,115	$1,519,767	$1,417,135	$5,998,545	$5,562,140
	Less revenues - prior period	(1,519,767)	(1,470,121)	(1,396,810)	(5,562,140)	(5,071,654)
	Revenue growth	$44,348	$49,646	$20,325	$436,405	$490,486

	Adjusted EBITDA flow-through rate	(58)%	35%	6%	38%	56%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$50,936	$66,831	$124,835	$370,074	$507,245
	Net loss attributable to non-controlling interests	58	(144)	160	(297)	205
	Net income attributable to Equinix	50,994	66,687	124,995	369,777	507,450
	Adjustments:
	Real estate depreciation	247,554	232,110	221,143	924,064	845,798
	(Gain) loss on disposition of real estate property	2,494	(1,313)	(42,758)	4,063	(39,337)
	Adjustments for FFO from unconsolidated joint ventures	705	699	645	2,726	645
	FFO attributable to common shareholders	$301,747	$298,183	$304,025	$1,300,630	$1,314,556

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$301,747	$298,183	$304,025	$1,300,630	$1,314,556
	Adjustments:
	Installation revenue adjustment	3,504	(3,797)	2,751	(125)	11,031
	Straight-line rent expense adjustment	3,567	3,019	773	10,787	8,167
	Amortization of deferred financing costs and debt discounts and premiums	3,951	3,884	3,613	15,739	13,042
	Contract cost adjustment	(12,823)	(7,111)	(11,556)	(35,675)	(40,861)
	Stock-based compensation expense	79,362	75,248	62,126	311,020	236,539
	Non-real estate depreciation expense	79,693	78,356	60,712	300,258	242,761
	Amortization expense	50,972	50,222	48,689	199,047	196,278
	Accretion expense (adjustment)	640	1,598	(2,249)	3,641	459
	Recurring capital expenditures	(74,446)	(38,327)	(80,925)	(160,637)	(186,002)
	Loss on debt extinguishment	44,001	93,494	52,758	145,804	52,825
	Transaction costs	24,948	5,840	16,545	55,935	24,781
	Impairment charges	—	7,306	(233)	7,306	15,790
	Income tax expense adjustment	10,837	11,480	13,502	33,220	39,676
	Adjustments for AFFO from unconsolidated joint ventures	1,012	287	2,080	2,195	2,080
	AFFO attributable to common shareholders	$516,965	$579,682	$472,611	$2,189,145	$1,931,122

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$711,402	$737,245	$675,860	$2,852,898	$2,687,727
	Adjustments:
	Interest expense, net of interest income	(89,668)	(98,284)	(110,085)	(397,812)	(451,987)
	Amortization of deferred financing costs and debt discounts and premiums	3,951	3,884	3,613	15,739	13,042
	Income tax expense	(41,304)	(29,903)	(37,632)	(146,151)	(185,352)
	Income tax expense adjustment	10,837	11,480	13,502	33,220	39,676
	Straight-line rent expense adjustment	3,567	3,019	773	10,787	8,167
	Contract cost adjustment	(12,823)	(7,111)	(11,556)	(35,675)	(40,861)
	Installation revenue adjustment	3,504	(3,797)	2,751	(125)	11,031
	Recurring capital expenditures	(74,446)	(38,327)	(80,925)	(160,637)	(186,002)
	Other income	(2,697)	162	12,336	6,913	27,778
	(Gain) loss on disposition of real estate property	2,494	(1,313)	(42,758)	4,063	(39,337)
	Adjustments for unconsolidated JVs' and non-controlling interests	1,775	842	2,885	4,624	2,930
	Adjustment for gain on sale of asset	373	1,785	43,847	1,301	44,310
	AFFO attributable to common shareholders	$516,965	$579,682	$472,611	$2,189,145	$1,931,122

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	89,113	88,806	85,289	87,700	84,140
	Effect of dilutive securities:
	Employee equity awards	613	713	542	710	539
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	89,726	89,519	85,831	88,410	84,679

	Basic FFO per share	$3.39	$3.36	$3.56	$14.83	$15.62
	Diluted FFO per share	$3.36	$3.33	$3.54	$14.71	$15.52

	Basic AFFO per share	$5.80	$6.53	$5.54	$24.96	$22.95
	Diluted AFFO per share	$5.76	$6.48	$5.51	$24.76	$22.81

CONTACT: Investor Relations, Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com; Media, Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com